As filed with the Securities and Exchange Commission on November 27, 1996

                                          Registration No.333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             On Command Corporation
               (Exact name of issuer as specified in its charter)

             Delaware                          77-0435194
 (State or other jurisdiction of            (I.R.S. Employer
 incorporation or organization)            identification no.)

                               3301 Olcott Street
                          Santa Clara, California 95054
          (Address of Principal Executive Offices, including Zip Code)

               ON COMMAND CORPORATION 1996 KEY EMPLOYEE STOCK PLAN
                            (Full Title of the Plan)

                              Arthur M. Aaron, Esq.
              Vice President, Acting General Counsel and Secretary
                      c/o Ascent Entertainment Group, Inc.
                                One Tabor Center
                             1200 Seventeenth Street
                             Denver, Colorado 80202
                                 (303) 626-7000
            (Name, Address and Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------
Title of      Amount      Proposed        Proposed       Amount of
Securities    to be       Maximum         Maximum        Registration
to be         Registered  Offering Price  Aggregate      Fee
Registered                per Share       Offering Price
----------------------------------------------------------------------
Common Stock  3,000,000   $15.875 (2)     $47,625,000(2) $14,432
($.01 par     shares(1)
 value)
----------------------------------------------------------------------
(1) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to adjustments deemed necessary or equitable by the Compensation Committee of the Board of Directors of the Registrant upon changes in capitalization, as provided in Section 10 of the On Command Corporation 1996 Key Employee Stock Plan.
(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock on the NASDAQ National Market reporting system on November 22, 1996.

                  Page 1 of 14 pages - Exhibit Index at page 8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

      The following documents which have been filed previously with the Securities and Exchange Commission (the "Commission") by On Command Corporation (the "Company") (Commission File No. 00-21315) pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

      (a) Amendment No. 3 to the Company's Registration Statement on Form S-4, Commission File No. 333-10407, including the description of the Company's Common Stock appearing on page 96 of the Registration Statement.

      (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996.

      (c)  The Company's Form 8-A, Commission File No. 00-21315.

      All documents filed with the Commission subsequent to the date of this Registration Statement pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.


Item 4.  Description of Securities

      The Company's Common Stock is registered under Section 12(g) of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel

      An opinion as to the validity of the securities being issued has been rendered for the Company by Arthur M. Aaron, Vice President, Acting General Counsel and Secretary of the Company. As of November 27, 1996, Mr. Aaron owned no shares of the Company's Common Stock ("Common Stock") and had no options to purchase shares of Common Stock.

      Mr. Aaron is Vice President, Business and Legal Affairs and Secretary of Registrant's parent company, Ascent Entertainment Group, Inc. ("Ascent"). As of November 27, 1996, Mr. Aaron was the beneficial owner of 1,000 shares of Ascent Common Stock and had options to purchase 100,000 shares of Ascent Common Stock, none of which options were exercisable.

Item 6.  Indemnification of Officers and Directors

      Reference is made to the provisions of Article IX of the Registrant's Certificate of Incorporation filed as Exhibit 4(a) hereto and the provisions of
Article VIII of the Registrant's By-laws filed as Exhibit 4(b) hereto.

      Generally, Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") permits a corporation to indemnify certain persons made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If, however, any threatened, pending or completed action, suit or proceeding is by or in the right of the corporation, the director or officer is not permitted to be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable to the corporation unless the Delaware Court of Chancery, or such other court adjudicating the action, determines otherwise.

      Additionally, there are in effect directors' and officers' liability insurance policies which insure the Registrant's directors and officers against certain liabilities that they may incur in such capacities.


Item 7.  Exemption from Registration Claimed

      Not Applicable.


Item 8.  Exhibits

      The exhibits listed below are listed according to the number assigned in the table in Item 601 of Regulation S-K.

      Exhibit No.         Description of Exhibit

         4(a)             Certificate of Amended and Restated
                     Certificate of Incorporation of On Command
                     Corporation (as amended through August 13,
                     1996) (Incorporated by reference to Exhibit
                     3.1 to Amendment No. 1 to the Company's
                     Registration Statement on Form S-4,
                     Commission File No. 333-10407).

         4(b)             Amended and Restated By-laws of On
                     Command Corporation (as amended through
                     August 13, 1996) (Incorporated by reference to Exhibit 3.3 to Amendment No. 1 to the Company's Registration Statement on Form S-4, Commission File No. 333-10407).

         5(a) Opinion of Arthur M. Aaron, Vice President, Acting General Counsel and Secretary of the Registrant, as to the legality of the shares of Common Stock to which this Registration Statement applies being registered.

         5(b)        Not applicable.

         23(a)       Consent of Deloitte & Touche LLP

         23(b)       Consent of Ernst & Young LLP

         23(c)       Consent of KPMG Peat Marwick LLP

         23(d)       Consent of Arthur M. Aaron (contained in
                     Exhibit 5(a)).

         24          Powers of Attorney.


Item 9.  Undertakings (numbered as in Item 512 of Regulation S-K)

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided,  however,  that the  undertakings  set forth in paragraphs  (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 27, 1996.


                                    On Command Corporation
                                          (Registrant)


Date: November 27 , 1996       By    /s/ Arthur M. Aaron
                                 -----------------------
                                 Arthur M. Aaron
                                 Vice President, Acting General
                                 Counsel and Secretary


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons by power of attorney in the capacities and on the date indicated.

                          (1)  Principal executive officer


Date:  November 27 , 1996      /s/ Robert M. Kavner*
                               ---------------------
                               (Robert M. Kavner, President
                               and Chief Executive Officer)


                          (2)  Principal financial officer


Date:  November 27, 1996       /s/ Brian A.C. Steel*
                               (Brian A.C. Steel, Executive Vice
                               President, Chief Financial Officer
                               and Chief Operating Officer)


                          (3)  Principal accounting officer


Date:  November 27, 1996       /s/ Edward Neumann*
                               Edward Neumann, Vice President,
                               Finance)

(4)   Board of Directors


Date:  November 27, 1996       /s/ James Cronin*
                               (James Cronin, Director)



Date:  November 27, 1996       /s/ Charles Lyons*
                               (Charles Lyons, Chairman of the
                               Board and Director)



Date:  November 27, 1996       /s/ Robert M. Kavner*
                               (Robert M. Kavner, Director)



Date:  November 27, 1996       /s/ Brian A.C. Steel*
                               (Brian A.C. Steel, Director)



Date:  November 27, 1996       /s/ Gary Wilson*
                               (Gary Wilson, Director)



Date:  November 27, 1996       /s/ Warren Y. Zeger*
                               (Warren Y. Zeger, Director)






*  By:         /s/ Arthur M. Aaron
               Arthur M. Aaron, Attorney-in-fact

                                  EXHIBIT INDEX

                                                  Sequential
Exhibit No.                    Description        Page Number

   4(a)         Certificate    of   Amended   and
                Restated      Certificate      of
                Incorporation   of   On   Command
                Corporation  (as amended  through
                August  13,  1996)  (Incorporated
                by  reference  to Exhibit  3.1 to
                Amendment  No. 1 to the Company's
                Registration  Statement  on  Form
                S-4,    Commission    File    No.
                333-10407).

   4(b)         Amended and  Restated  By-laws of
                On   Command    Corporation   (as
                amended  through August 13, 1996)
                (Incorporated   by  reference  to
                Exhibit  3.3 to  Amendment  No. 1
                to  the  Company's   Registration
                Statement     on    Form     S-4,
                Commission File No. 333-10407).

   5(a)         Opinion of Arthur M. Aaron,  Vice   9
                President,     Acting     General
                Counsel  and   Secretary  of  the
                Registrant,  as to  the  legality
                of the shares of Common  Stock to
                which      this      Registration
                Statement      applies      being
                registered.

   5(b)         Not applicable.

   23(a)        Consent of Deloitte & Touche LLP    10


   23(b)        Consent of Ernst & Young LLP        11

   23(c)        Consent of KPMG Peat Marwick LLP    12

   23(d)        Consent of Arthur M. Aaron
                (contained in Exhibit 5(a)).

   24           Powers of Attorney.                 13

                                                                    Exhibit 5(a)

                                               November 27, 1996

On Command Corporation
3301 Olcott Street
Santa Clara, California 95054

      Re: Registration Statement on Form S-8 Relating to 3,000,000 Shares of On Command Corporation Common Stock to be issued under the On Command Corporation 1996 Key Employee Stock Plan (the "Registration Statement").

Ladies and Gentlemen:

           In connection with the proposed issuance and sale by On Command Corporation, a Delaware corporation (the "Company"), of up to 3,000,000 shares of Common Stock, $.01 par value (the "Shares") of the Company to be issued pursuant to the Company's 1996 Key Employee Stock Plan (the "Plan"), I am of the opinion that:

           1.   The  Company  is  a  duly   incorporated  and  validly  existing
                corporation in good standing under the laws of the State of Delaware.

           2. Proper corporate proceedings have been taken so that the Shares have been duly authorized and when certificates for any Shares have been duly executed, registered and delivered, and paid for, in accordance with the terms of the Plan, such Shares will have been legally issued and will be fully paid and nonassessable.

           I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5(a) to the Registration Statement.

                               Very truly yours,


                               /s/ Arthur M. Aaron


                               Arthur M. Aaron
                               Vice President, Acting General Counsel
                               and Secretary

                                                                   Exhibit 23(a)


                          DELOITTE & TOUCHE LLP CONSENT


We consent to the incorporation by reference in this Registration Statement of On Command Corporation on Form S-8 of our reports dated September 19, 1996 and October 3, 1996, related to the financial statements of On Command Video Corporation as of December 31, 1995 and 1994, appearing in Amendment No. 3 to Registration Statement No. 333-10407 of On Command Corporation.


Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

San Jose, California
November 26, 1996

                                                                   Exhibit 23(b)


               CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the On Command Corporation on 1996 Key Employee Stock Plan of our report dated January 26, 1994, with respect to the financial statements and schedule of On Command Video Corporation for the year ended December 31, 1993 included in the On Command Corporation Registration Statement (Form S-4 No. 333-10407) filed with the Securities and Exchange Commission.


Ernst & Young LLP

/s/ Ernst & Young LLP

San Jose, California
November 26, 1996

                                                                   Exhibit 23(c)


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
On Command Corporation:

We consent to the incorporation by reference herein of our reports dated March 1, 1996, except as to the second paragraph of Note 7, which is dated as of March 22, 1996, related to the consolidated statements of financial position of Spectravision, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1995, and the related consolidated financial statement schedule, which reports are included in the On Command Corporation Registration Statement on Amendment No. 3 on Form S-4 filed with the Securities and Exchange Commission on October 7, 1996 (No. 333-10407).

Our reports contain explanatory paragraphs that state that SpectraVision's filing under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court on June 8, 1995 and its expected noncompliance with certain covenants related to its debtor-in-possession financing raise substantial doubt about SpectraVision's ability to continue as a going concern. The consolidated financial statements and the consolidated financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.


KPMG Peat Marwick LLP

/s/ KPMG Peat Marwick LLP

Dallas, Texas
November 26, 1996

                                                                      Exhibit 24

                             ON COMMAND CORPORATION
                               POWERS OF ATTORNEY

      Each of the undersigned hereby appoints Robert M. Kavner, President and Chief Executive Officer, Brian A.C. Steel, Executive Vice President, Chief Financial Officer and Chief Operating Officer, Arthur M. Aaron, Vice President, Acting General Counsel and Secretary and David Ehrlich, Assistant Secretary, and each of them severally, his or her true and lawful attorneys to execute (in the name of and on behalf of and as attorneys for the undersigned) a Registration Statement on Form S-8 relating to the registration of 3,000,000 shares of the Company's Common Stock for issuance pursuant to On Command Corporation's 1996 Key Employee Stock Plan, and any and all amendments to such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

                               (1)  Principal executive officer



Date:  October 24, 1996   /s/ Robert M.Kavner
                          ---------------

                          (Robert M. Kavner, President
                          and Chief Executive Officer)


                          (2)  Principal financial officer



Date:  October 24, 1996   /s/ Brian A.C. Steel
                          ----------------

                          (Brian A.C. Steel, Executive
                          Vice President, Chief Financial
                          Officer and Chief Operating
                          Officer)


                          (3)  Principal accounting officer



Date:  October 24, 1996   /s/ Edward Neumann
                          (Edward Neumann, Vice President,
                           Finance)

                          (4)  Board of Directors



Date:  October 24, 1996   /s/ James Cronin
                          ------------------
                          (James Cronin, Director)



Date:  October 24, 1996   /s/ Charles Lyons
                          -------------------
                          (Charles Lyons, Chairman of
                          the Board and Director)



Date:  October 24, 1996   /s/ Robert M. Kavner
                          (Robert M. Kavner, Director)



Date:  October 24, 1996    /s/ Brian A.C. Steel
                          (Brian A.C. Steel, Director)



Date:  October 24, 1996   /s/ Gary Wilson
                          -----------------
                          (Gary Wilson, Director)



Date:  October 24, 1996   /s/ Warren Y. Zeger
                          (Warren Y. Zeger, Director)